
                                                      REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                             ITT DESTINATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
                            (STATE OF INCORPORATION)
                                   88-0340591
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NY 10019-5490
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------

               ITT DESTINATIONS, INC. INVESTMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                            (FULL TITLE OF THE PLAN)
                             ---------------------

                             RICHARD S. WARD, ESQ.,
                           EXECUTIVE VICE PRESIDENT,
                              GENERAL COUNSEL AND
                              CORPORATE SECRETARY
                             ITT DESTINATIONS, INC.
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NY 10019-5490
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (212) 258-1000
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

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
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                                                  PROPOSED         PROPOSED
                                                  MAXIMUM          MAXIMUM         AMOUNT OF
TITLE OF SECURITIES              AMOUNT TO BE  OFFERING PRICE     AGGREGATE       REGISTRATION
TO BE REGISTERED*                 REGISTERED    PER SHARE**    OFFERING PRICE**       FEE
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
Common Stock (no par value per     500,000
  share).........................    shares        $25.24        $12,620,000         $4,352
Series A Participating Cumulative
  Preferred Stock Purchase         500,000
  Rights.........................  rights***
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

    * In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement registers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

    ** Estimated solely for the purpose of determining the registration fee and, in accordance with Rule 457(h), based upon the book value of the Common Stock as of September 30, 1995.

    *** The Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the book value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

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

                                EXPLANATORY NOTE

     The Registrant described herein is a wholly owned subsidiary of ITT Corporation ("ITT"). At a special meeting of shareholders of ITT held on September 21, 1995, in New York, New York, the shareholders approved a group of separate but related proposals to divide ITT into three separate areas: (i) Insurance, (ii) Industries and (iii) Hospitality, Entertainment and Information Services. These proposals provide for the proposed distribution (the "Distribution") to ITT's shareholders of all the shares of common stock of ITT Destinations, Inc., the registrant, and ITT Hartford Group, Inc., which is also a wholly owned subsidiary of ITT.

     As part of the Distribution, ITT will change its name to ITT Industries, Inc. and ITT Destinations, Inc. will change its name to ITT Corporation. Following the Distribution, participants in the ITT Destinations, Inc. Investment and Savings Plan for Salaried Employees will receive information with respect to such plan under the name "ITT Corporation Investment and Savings Plan for Salaried Employees".

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by ITT Destinations, Inc. ("ITT Destinations") with the Securities and Exchange Commission (the "Commission") (File No. 1-13960) are hereby incorporated by reference in this registration statement: (a) Form 10 dated September 18, 1995, as amended by Amendment No. 1 to Form 10/A dated November 13, 1995, both with respect to the shares of ITT Destinations' common stock (and related ITT Destinations Rights (as defined therein)); and (b) a Current Report on Form 8-K dated November 27, 1995.

     All documents subsequently filed by ITT Destinations or the ITT Destinations, Inc. Investment and Savings Plan for Salaried Employees (the "Plan") with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing with the Commission of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITT Destinations hereby undertakes to provide without charge to each participant in the Plan, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this registration statement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Manager of Savings Administration, ITT Corporation, 1330 Avenue of the Americas, New York, New York 10019-5490, telephone number: (212)258-1000.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The audited financial statements incorporated by reference in the prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     Patrick L. Donnelly, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of ITT and may participate in certain of ITT Destinations' stock benefit plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection 1 of Section 78.751 of Chapter 78 of the Nevada Revised Statutes (the "Nevada General Corporation Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably

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

incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection 2 of Section 78.751 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.751 of the Nevada General Corporation Law further provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 1 and 2, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 of the Nevada General Corporation Law shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Finally, Section 78.752 of the Nevada General Corporation Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.751.

     Article Seven of the Restated Articles of Incorporation of ITT Destinations and Article 4 of the By-laws of ITT Destinations provide for the indemnification of its directors and officers, substantially identical in scope to that permitted under Section 78.751 of the Nevada General Corporation Law. The By-laws provide, pursuant to Subsection 5 of Section 78.751 of the Nevada General Corporation Law, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by ITT Destinations as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by ITT Destinations.

     ITT Destinations will enter into indemnification agreements with certain of its directors and officers that require ITT Destinations to indemnify such directors and officers to the fullest extent permitted by applicable provisions of Nevada law, provided that any settlement of a third party action against a director or officer is approved by ITT Destinations, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the Exchange Act and similar laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

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

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city and state of New York on this 7th day of December, 1995.

                                          ITT DESTINATIONS, INC.

                                          By:      /s/ ROBERT A. BOWMAN
                                               -----------------------------
                                                      Robert A. Bowman
                                                  President and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD S. WARD and PATRICK L. DONNELLY and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                               TITLE                     DATE
------------------------------------------  -----------------------------  -------------------
         /s/ ROBERT A. BOWMAN               President, Treasurer and          December 7, 1995
------------------------------------------  Director
             Robert A. Bowman
      (Principal Executive Officer,
     Principal Financial Officer and
      Principal Accounting Officer)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city and state of New York on this 7th day of December, 1995.

                                          ITT DESTINATIONS, INC. INVESTMENT
                                          AND SAVINGS PLAN
                                          FOR SALARIED EMPLOYEES

                                          By:    /s/ ANNE C. SILVERMAN
                                                ------------------------
                                                     Anne C. Silverman
                                                       Administrator

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

                                LIST OF EXHIBITS

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
  EXHIBIT
    NO.                    TITLE                                    LOCATION
  -------   -----------------------------------  -----------------------------------------------
   4.       Instruments defining the rights of
            security holders, including
            indentures:
      (a)   Restated Certificate of
            Incorporation......................  Incorporated by reference to Exhibit 3.1 to ITT
                                                 Destinations, Inc.'s Registration Statement on
                                                   Form 10 dated September 18, 1995, File No.
                                                   1-13960.
      (b)   By-laws............................  Incorporated by reference to Exhibit 3.2 to ITT
                                                 Destinations, Inc.'s Registration Statement on
                                                   Form 10 dated September 18, 1995, File No.
                                                   1-13960.
      (c)   Form of Rights Agreement between
            ITT Destinations, Inc. and The Bank
            of New York, as Rights Agent.......  Incorporated by reference to Exhibit 4.4 to ITT
                                                 Destinations, Inc.'s Amendment No. 1 to Form
                                                   10/A dated November 13, 1995, File No.
                                                   1-13960.
   5. (a)   Opinion re legality................  Filed herewith.
      (b)   Internal Revenue Service determina-
            tion Letter........................  The Registrant will submit amendments to the
                                                 Plan to the Internal Revenue Service (the
                                                   "IRS") in a timely manner and will make all
                                                   changes required by the IRS to maintain the
                                                   qualification of the Plan.
  15.       Letter re unaudited interim
            financial information..............  Not applicable.
  23.       Consents of experts and counsel....  The consent of independent public accountants is filed herewith. The consent of counsel is
                                                   incorporated by reference to Exhibit 5(a)
                                                   filed herewith.
  24.       Power of attorney..................  See page II-4 of this Registration Statement.
  27.       Financial Data Schedule............  Not required with this filing.
  28.       Information from reports furnished
            to state regulatory and insurance
            agencies...........................  Not applicable.
  99.       Additional exhibits................  None.

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